Exhibit 3.1


                                  State of Delaware

                           Office of the Secretary of State


                          ---------------------------------



                    I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the Certificate of Amendment of "Advanced NMR Systems, Inc.", changing its name from "Advanced NMR Systems, Inc." to "Caprius, Inc.", filed in this office on the tenth day of November, A.D. 1997, at 12 o'clock p.m.

                    A certified copy of this certificate has been forwarded to the Kent County Recorder of Deeds for recording.





                                        /s/ Edward J. Freel
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

          Authentication:          8750979
          Date:                    11-12-97

                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                              ADVANCED NMR SYSTEMS, INC.

                       (PURSUANT TO SECTION 242 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF DELAWARE)

               ADVANCED NMR SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                    FIRST:    The Board of Directors of the Corporation
                    -----
          duly adopted resolutions setting forth two proposed amendments ("the Amendments") to the Certificate of Incorporation of the Corporation, declaring the Amendments to be advisable and calling for the submission of the Amendments to the stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law of the State of Delaware (the "DGCL"), and stating that the Amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

                    SECOND:   Thereafter, pursuant to a resolution of the
                    ------
          Board of Directors of the Corporation, the Amendments were submitted to the holders of all of the outstanding shares of Common Stock of the Corporation at a Special Meeting of Stockholders, a majority of such holders at that Meeting adopted the following resolutions to amend the Certificate of Incorporation of the Corporation:


                         RESOLVED, that the Certificate of Incorporation
               be, and it hereby is, amended by deleting in its entirety the present Article FIRST and substituting in lieu thereof the following new Article FIRST and by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

                         FIRST:    Name.  The name of the corporation is
                         -----     ----
               CAPRIUS, INC. (the "Corporation").

                         FOURTH:   Capital Stock.  The total number of
                         ------    -------------
               shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock") and one million (1,000,000) shares shall be Preferred Stock of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock").

                    At such time as this Certificate of Amendment to
               the Certificate of Incorporation of the Corporation is filed with the Secretary of State of Delaware (the date of such filing being hereinafter called the "Effective Date"), the issued (but not the authorized and unissued) shares of Common Stock of the Corporation, including shares of Common Stock of the Corporation held by it as treasury shares on the Effective Date, and including shares of the Corporation's Common Stock reserved for issuance on the Effective Date to holders of then outstanding options, warrants and Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") of the Corporation, will be changed and split on the basis of one (1) share with a par value of $.01 per share for each ten (10) shares with a par value of $.01 per share. No fractional shares will be issued and all fractional shares will be rounded up or down to the nearest whole share. On the Effective Date, all shares of Common Stock of the Corporation of the par value of $.01 per share issued and outstanding or held in the treasury of the Corporation (but not authorized and unissued shares) or then reserved for issuance to holders of then outstanding options, warrants and Series B Preferred Stock of the Corporation, shall at such time, without any action on the part of the holders thereof, be reclassified, changed and converted into a number of shares of Common Stock of the Corporation of the par value of $.01 per share equal to 1/10 of the aggregate number of shares of Common Stock of the Corporation of the par value of $.01 per share outstanding or held in the treasury or reserved for issuance to holders of options, warrants and Series B Preferred Stock of the Corporation immediately prior to the Effective Date, without increasing or decreasing the amount of stated capital or surplus of the Corporation. As promptly as practicable after the Effective Date of the reclassification and change in the shares of the Common Stock of the Corporation in accordance with the foregoing, notice shall be given to all stockholders of record of the Corporation on the Effective Date to surrender their certificate or certificates of shares of Common Stock of the Corporation to the Corporation's Transfer Agent for cancellation and reissuance in accordance with the terms of the provisions of this Amendment.

                    A.   PROVISIONS RELATING TO PREFERRED STOCK.
               Shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                    (i)    The designation of such series.

                    (ii) The number of shares initially constituting such series.

                    (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

                    (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                    (v) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per shares which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                    (vi) The rights to which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.

                    (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

                    (viii) Whether or not a sinking fund or a purchase fund
                           shall be provided for the redemption or purchase of the shares of such series, and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

                    (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

                    (x) Any other relative rights, preferences and limitations.

                    B.  PROVISIONS RELATING TO COMMON STOCK

                    (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of the Article FOURTH, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

                    (ii) Subject to the preferential liquidations rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of the Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

                    (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part A of the Article FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

                    THIRD:    The Amendments were duly adopted in
                    -----
          accordance with the provisions of Section 242 of the DGCL.


                        [Signature Page Appears As Next Page]


                    IN WITNESS WHEREOF, said Advanced NMR Systems, Inc. has caused this certificate to be signed by Jack Nelson, its Chairman of the Board, as of the 10th day of November 1997.

                                             ADVANCED NMR SYSTEMS, INC.



                                             By: /s/ Jack Nelson
                                                 ----------------------
                                                  Jack Nelson,
                                                  Chairman of the Board